      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                               BANCORPSOUTH, INC.
             (Exact name of Registrant as specified in its charter)

         MISSISSIPPI                        64-0659571                                6798
(State or other jurisdiction of          (I.R.S. Employer            (Primary Standard Industrial Incorporation
        organization)                  Identification Number)              or Classification Code Number)

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801
                                 (601) 680-2000
          (Address, Including Zip Code, and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                              --------------------

                               AUBREY B. PATTERSON
                               BANCORPSOUTH, INC.
                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801
                                 (601) 680-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              --------------------


                          Copies of communications to:


                             THEODORE W. LENZ, ESQ.
                          WALLER LANSDEN DORTCH & DAVIS
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                511 UNION STREET
                           2100 NASHVILLE CITY CENTER
                         NASHVILLE, TENNESSEE 37219-1760
                                 (615) 244-6380

                              --------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and appropriate stockholder action.


         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]



                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
    Title of Each Class of         Amount to be        Proposed Maximum Offering           Proposed Maximum           Amount of
 Securities to be Registered        Registered            Price Per Share(1)         Aggregate Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
$2.50 par value                  7,500,000 Shares             $29.125                        $218,437,500              $66,194
===================================================================================================================================

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the closing sales price of the Common Stock on the New York Stock Exchange on May 27, 1997.

                               ------------------


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

PROSPECTUS

                                7,500,000 SHARES

                                  BANCORPSOUTH

                                  COMMON STOCK

                             -----------------------

         BancorpSouth, Inc. (the "Company"), a Mississippi corporation, a bank holding company registered under the Bank Holding Company Act of 1956, as amended, may from time to time offer shares of common stock, par value $2.50 per share (the "BancorpSouth Common Stock"), in an aggregate amount of up to 7,500,000 shares, on terms to be determined at the time of such offering. The BancorpSouth Common Stock may be offered from time to time in such amounts, at such prices and on such terms to be set forth in one or more supplements to this Prospectus (each a "Supplement").

         The BancorpSouth Common Stock is to be offered directly by the Company in connection with the acquisition of, or business combination with, certain banking or savings institutions. The specific terms under which the BancorpSouth Common Stock is being offered in connection with the delivery of this Prospectus will be set forth in the applicable Supplement and will include the specific number of shares of BancorpSouth Common Stock and the issuance price per share. BancorpSouth Common Stock may not be sold through this Prospectus without delivery of the applicable Supplement.

         The BancorpSouth Common Stock is listed on The New York Stock Exchange under the symbol "BXS."

         Shares of BancorpSouth Common Stock are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

                             -----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                             -----------------------

               The date of this Prospectus is _____________, 1997

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.........................................................3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................4

THE COMPANY...................................................................5

LEGAL MATTERS.................................................................6

EXPERTS.......................................................................6

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of BancorpSouth Common Stock offered hereby or an offer to sell or a solicitation of an offer to buy such shares to any person, or the solicitation of a proxy from any person, in any jurisdiction in which such offer, solicitation of an offer or proxy solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4, including amendments thereto, if any, with respect to the BancorpSouth Common Stock (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus and any accompanying Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the BancorpSouth Common Stock reference is made to such Registration Statement, exhibits and schedules.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The BancorpSouth Common Stock is listed on the New York Stock Exchange, Inc. (the "Exchange"), and such reports, proxy statements and other information may be inspected at the offices of the Exchange, 20 Broad Street, New York, New York, 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents or portions of documents filed by the Company with Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) The Company's quarterly report on Form 10-Q for the three months ended March 31, 1997;

     (3) The description of the BancorpSouth Common Stock contained in the Company's Registration Statement on Form 8-A, dated May 14, 1997; and

     (4) The description of the BancorpSouth Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, dated May 14, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersede such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THESE DOCUMENTS IS AVAILABLE UPON WRITTEN OR ORAL REQUEST, AT NO CHARGE, FROM CATHY S. FREEMAN, VICE PRESIDENT AND CORPORATE SECRETARY, BANCORPSOUTH, INC., ONE MISSISSIPPI PLAZA, TUPELO, MISSISSIPPI 38801, (601) 681-2000.

                                   THE COMPANY

     The Company is a bank holding company with commercial banking operations in Mississippi and Tennessee principally through its wholly-owned subsidiary, Bank of Mississippi ("BOM"). The Company's principal office is located at One Mississippi Plaza, Tupelo, Mississippi, 38801 and its telephone number is (601) 680-2000.

     Through its subsidiaries, the Company conducts a general commercial banking and trust business through offices in communities throughout Mississippi and West Tennessee. The Company has grown through the acquisition of other banks, the purchase of assets from federal regulators and through the opening of new branches and offices. In addition, the Company's subsidiaries operate consumer finance and credit life insurance subsidiaries.

     The Company, through its subsidiaries, provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BOM is an issuing bank for MasterCard and overdraft protection is available to approved MasterCard holders maintaining checking accounts with the company's subsidiary banks.

     The Company offers a variety of services through the trust departments of its subsidiary banks, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

                                  LEGAL MATTERS

     The validity of the shares of BancorpSouth Common Stock to be offered hereunder will be passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to the Company. Certain matters concerning this offering will be passed upon on behalf of the Company by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi. Frank A. Riley, a shareholder of such firm, is a director of the Company.


                                     EXPERTS

     The Consolidated Financial Statements of the Company, as of December 31, 1996, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Articles VIII and IX of the Registrant's Restated Articles of Incorporation, as amended, provide as follows:

                                  ARTICLE VIII
                  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take action, as a director, except for liability for:

     (i) the amount of a financial benefit received by a director to which he is not entitled;

     (ii) an intentional infliction of harm on the Corporation or the shareholders;

     (iii) a violation of Section 79-4-8.33 of the Mississippi Business Corporation Act (the "Act"); or

     (iv) an intentional violation of criminal law.

If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the provisions of this Article 8 by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                                 INDEMNIFICATION

     (a) The Corporation shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (i) to the full extent permitted by Section 79-4-8.51 of the Act, and (ii) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under
Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (A) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (B) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(1) of the Act, but the remaining provisions of
Section 79-4-8.53 of the Act shall be applicable to any such request. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

     (b) The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 9 are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, these Articles of incorporation, the Bylaws, a resolution of the Board of Directors, vote of the shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 9 which occur subsequent to the effective date of such amendment.

     (c) If this Article 9 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to any liability incurred or other amounts paid with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this Article 9 shall have the meanings given in Section 79-4-8.50 of the Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                   (a)  Exhibits

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        ----------------------
   3.1  --   Restated Articles of Incorporation of the Registrant(1)
   3.2  --   Amendment to Articles of Incorporation of Registrant, as filed on May 4, 1994(1)
   3.3  --   Bylaws of the Registrant, as amended(2)
   4.1  --   Specimen BancorpSouth Common Stock Certificate(3)
   5.1  --   Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
  10.1  --   Stock Bonus Agreement, dated as of November 6, 1987, between Bancorp of Mississippi, Inc. and Aubrey
             B. Patterson, Jr.(4)
  10.2  --   Escrow Agreement, dated as of November 6, 1987, between Bank of Mississippi and Aubrey B.
             Patterson, Jr.(4)
  10.3  --   Form of Deferred Compensation Agreement between the Registrant and certain key executives(5)
  10.4  --   1994 Stock Incentive Plan(3)
  10.5  --   1995 Non-Qualified Stock Option Plan for Non-Employee Directors(3)
  10.6  --   Stock Bonus Agreement, dated as of January 17, 1995, between the Registrant and Michael W. Weeks(6)
  10.7  --   Escrow Agreement, dated as of January 17, 1995, between Bank of Mississippi and Michael W. Weeks(6)
  11.1  --   Statement re computation of earnings per share(7)
  21.1  --   List of subsidiaries of the Registrant(7)
  23.1  --   Consent of KPMG Peat Marwick LLP
  23.2  --   Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in opinion filed as Exhibit 5.1)
  24.1  --   Power of Attorney (included on page II-5)

-------------------
(1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-4, filed on January 6, 1995, (registration No. 33-88274).
(2) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form 8-A, filed on May 14, 1997.
(3) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.
(4) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987.
(5) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.
(6) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.
(7) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on May 28, 1997.

                                          BANCORPSOUTH, INC.


                                          By:   /S/ Aubrey B. Patterson
                                               ----------------------------
                                                  Aubrey B. Patterson
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                      Title                           Date
       ----                                      -----                           ----
   /S/ Aubrey B. Patterson           Chairman of the Board, Chief            May 28, 1997
--------------------------------     Executive Officer, Director
Aubrey B. Patterson                  (principal executive officer)



   /S/ L. Nash Allen, Jr.             Treasurer and Chief Financial          May 28, 1997
--------------------------------      Officer (principal financial and
L. Nash Allen, Jr.                    accounting officer)



   /S/ S. H. Davis                    Director                               May 28, 1997
-------------------------------
S. H. Davis

       Name                                      Title                           Date
       ----                                      -----                           ----

   /S/ Hassell H. Franklin            Director                               May 28, 1997
--------------------------------
Hassell H. Franklin


  /S/ Fletcher H. Goode, M.D.         Director                               May 28, 1997
--------------------------------
Fletcher H. Goode, M.D.


  /S/ J. Louis Griffen, Jr.           Director                               May 28, 1997
--------------------------------
J. Louis Griffen, Jr.


   /S/ W. G. Holliman, Jr.            Director                               May 28, 1997
--------------------------------
W. G. Holliman, Jr.


   /S/ A. Douglas Jumper              Director                               May 28, 1997
--------------------------------
A. Douglas Jumper


   /S/ Turner O. Lashlee              Director                               May 28, 1997
--------------------------------
Turner O. Lashlee


   /S/ Alan W. Perry                  Director                               May 28, 1997
--------------------------------
Alan W. Perry


  /S/ Frank A. Riley                  Director                               May 28, 1997
--------------------------------
Frank A. Riley


  /S/ Travis E. Staub                 Director                               May 28, 1997
--------------------------------
Travis E. Staub


  /S/ Andrew R. Townes, D.D.S.        Director                               May 28, 1997
--------------------------------
Andrew R. Townes, D.D.S.


  /S/ Lowery A. Woodall               Director                               May 28, 1997
--------------------------------
Lowery A. Woodall

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        ----------------------
   3.1  --   Restated Articles of Incorporation of the Registrant(1)
   3.2  --   Amendment to Articles of Incorporation of Registrant, as filed on May 4, 1994(1)
   3.3  --   Bylaws of the Registrant, as amended(2)
   4.1  --   Specimen BancorpSouth Common Stock Certificate(3)
   5.1  --   Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
  10.1  --   Stock Bonus Agreement, dated as of November 6, 1987, between Bancorp of Mississippi, Inc. and Aubrey
             B. Patterson, Jr.(4)
  10.2  --   Escrow Agreement, dated as of November 6, 1987, between Bank of Mississippi and Aubrey B.
             Patterson, Jr.(4)
  10.3  --   Form of Deferred Compensation Agreement between the Registrant and certain key executives(5)
  10.4  --   1994 Stock Incentive Plan(3)
  10.5  --   1995 Non-Qualified Stock Option Plan for Non-Employee Directors(3)
  10.6  --   Stock Bonus Agreement, dated as of January 17, 1995, between the Registrant and Michael W. Weeks(6)
  10.7  --   Escrow Agreement, dated as of January 17, 1995, between Bank of Mississippi and Michael W. Weeks(6)
  11.1  --   Statement re computation of earnings per share(7)
  21.1  --   List of subsidiaries of the Registrant(7)
  23.1  --   Consent of KPMG Peat Marwick LLP
  23.2  --   Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in opinion filed as Exhibit 5.1)
  24.1  --   Power of Attorney (included on page II-5)

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(1)  Incorporated by reference to exhibits filed with the Registrant's
     Registration Statement on Form S-4, filed on January 6, 1995, (registration No. 33-88274).
(2) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form 8-A, filed on May 14, 1997.
(3) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.
(4) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987.
(5) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988.
(6) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.
(7) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.